WEAVER & MARTIN

February 20, 2009

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Change in Certifying Accountant

Ladies and Gentlemen:

The firm of Weaver & Martin, LLC was previously principal accountant for Players Network, Inc. (the *"Company"*) and reported on the financial statements of the Company for the year ended December 31, 2007 and 2006. On February 13, 2009, we were notified that we were dismissed by the Company as principal accountants.

We have read the Company's statements included under Item 4.01 of its Form 8-K/A dated February 20, 2009. We agree with the statements concerning our Firm in Item 4.01 of the Form 8-K/A. We have no basis on which to agree or disagree with other statements made in the Form 8-K/A.

Very truly yours,

Weaver & Martin LLC

Philip P Martin

Phil P. Martin, C.P.A.
For the Firm

Certified Public Accountants & Consultants
411 Valentine, Suite 300
Kansas City, Missouri 64111
Phone: (816) 756-5525
Fax: (816) 756-2252